UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2021

HERITAGE-CRYSTAL CLEAN, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33987	26-0351454
(State or other jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

2175 Point Boulevard, Suite 375, Elgin, IL 60123
 (Address of Principal Executive Offices) (Zip Code)

(847) 836-5670
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	HCCI	NASDAQ Global Select Market

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On January 8, 2021, Heritage-Crystal Clean, Inc. (the "Company") and Mr. Brian Recatto, the Company's Chief Executive Officer (the "Executive") entered into an amended Executive Employment Agreement (the “Amended Agreement”) which is effective on February 1, 2021. Pursuant to the Amended Agreement, we replaced in its entirety section 4.3 of the First Amendment to the Executive Employment Agreement relating to equity compensation that was effective February 1, 2017.

The following is a brief description of the terms and conditions of the Amended Agreement:

On each of December 31, 2021, December 31, 2022, and December 31, 2023, to the extent Executive remains employed by the Company under the Amended Agreement on such date, Executive shall receive a grant of restricted stock as of such date valued at Five Hundred Thousand Dollars ($500,000), with the number of shares of restricted stock constituting such grant determined by applying the average closing price for a share of the Company’s common stock for the 90-day period ending on such date (the “Time-Based Restricted Stock”). Such awards of Time-Based Restricted Stock shall be granted pursuant to and governed by the terms of the 2019 Incentive Plan and an award agreement in a form provided by the Company. The Time-Based Restricted Stock shall vest only if Executive remains employed by the Company under the Amended Agreement through December 31, 2023; provided, that, upon a Change of Control of the Company (as such term is defined in the Amended Agreement), all shares of the Time-Based Restricted Stock awarded up through the date of closing of the Change in Control shall become vested, and no further award of Time-Based Restricted Stock shall be awarded.

As of February 1, 2021, Executive will receive a one-time award of 500,000 shares of restricted stock, subject to the achievement of performance criteria established by the Compensation Committee of the Board of Directors pursuant to the Company's 2019 Incentive Plan. The award date for such Performance-Based Restricted Stock will be February 1, 2021. Such award shall be granted pursuant to and governed by the terms of the 2019 Incentive Plan and an award agreement in a form provided by the Company. The Performance-Based Restricted Stock one-time award of 500,000 shares to be received on February 1, 2021, shall vest on January 31, 2025 (the “Vesting Date”) if Mr. Recatto is employed by the Company on that date, in an amount determined by applying the applicable percentage from the chart below that corresponds to the growth in the share price of the Company’s common stock from the award date for the Performance-Based Restricted Stock (the “Award Date”) to the Vesting Date, with the share price as of each such date determined by the average closing price of a share of the Company’s common stock for the 90-day period ending on such date (and with the percentage of shares vesting for share price increases between the designated levels in the chart to be determined using linear interpolation):

Column A	Column B
Increase in Stock Price From Award Date to Vesting Date (using average closing price of a share of the Company’s common stock for the 90-day period ending on each such date)	Percentage of Executive’s shares of Performance- Based Restricted Stock that Will Become Vested
Less than $5 per share increase	—%
$5 per share increase	25% (vest in 125,000 shares)
$10 per share increase	50% (vest in 250,000 shares)
$15 per share increase	75% (vest in 375,000 shares)
$20 or more per share increase	100% (vest in 500,000 shares)

In addition, notwithstanding the vesting schedule set forth above, if the average closing price of a share of the Company’s common stock for any period of 180 consecutive days between the Award Date for the Performance-Based Restricted Stock and the Vesting Date exceeds the share price as of the Award Date by one of the stated marginal increase levels set forth in Column A above, and Executive remains employed by the Company throughout that 180-day period, then the number of shares of Performance-Based Restricted Stock in which Executive shall vest on the last day of that 180-day period shall be calculated as fifty percent (50%) of the corresponding applicable percentage set forth in the chart above (the “Additional Vesting Amount”); provided, that this vesting provision shall not apply to any increase in share price for which Executive has already received vesting credit.

If (i) Executive terminates employment prior to the Vesting Date due to death, Disability, termination without cause or termination for good reason and (ii) the share price as of the Vesting Date remains greater than or equal to the share price calculated above as of the date of Executive’s termination, then Executive shall remain eligible to vest as of the Vesting Date in a portion of the shares of Performance-Based Restricted Stock, determined as follows: the share price of the Company’s common stock shall be determined as of the date of Executive’s termination of employment (using the average closing price of a share of the Company’s common stock for the 21-day period ending on the termination date); if such share price is higher than the share price on the Award Date, the vesting percentage from the chart corresponding to the share price increase shall be determined (which shall include linear interpolation to determine the applicable percentage for share price increases between the designated levels in the chart), then that percentage shall be prorated to reflect the portion of time Executive was employed between the Award Date and Vesting Date; and Executive shall become vested on the Vesting Date in the resulting percentage of shares of Performance-Based Restricted Stock. This vesting provision shall not apply to the extent that shares have already vested with respect to such dollar share price increase as Additional Vesting Amounts.

Executive previously received an award of performance-based restricted stock subject to a January 31, 2021 vesting date under the prior provisions of Section 4.3(b) of the First Amendment to the Executive Employment Agreement that was in effect prior to the execution of the Amended Agreement. If on January 31, 2021, Executive vests in no additional shares of restricted stock under the First Amendment to the Executive Employment Agreement, the Company will grant to Executive 62,500 shares of restricted stock as of February 1, 2021 pursuant to and governed by the terms of the 2019 Incentive Plan and an award agreement in a form provided by the Company. These 62,500 Restricted Stock Awards shall vest only if Executive remains employed by the Company under the Amended Agreement through January 31, 2024, provided, that, upon a Change of Control, all of the restricted stock issued on or prior to the Change of Control shall vest.

The foregoing description of the Amended Agreement is not intended to be complete and is qualified in its entirety by reference to the Amended Agreement which is hereto attached as Exhibit 10.1 and is incorporated by reference in its entirety into this Item 5.02.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Second Amendment to Executive Employment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERITAGE-CRYSTAL CLEAN, INC.

Date: January 13, 2021	By: /s/ Mark DeVita Title: Chief Financial Officer